EXHIBIT 10.a.(xxvi)


                        COMMERCIAL PAPER DEALER AGREEMENT



This Commercial Paper Dealer Agreement dated as of June 20, 1995 confirms the agreement between Goldman Sachs Money Markets, L.P. ("GSMM LP"), on the one hand, and California and Hawaiian Sugar Company, Inc. (the "Company") and Alexander & Baldwin, Inc. and A&B-Hawaii, Inc. (each a "Guarantor" and together, the "Guarantors"), on the other, whereby GSMM LP will act as a dealer with respect to the promissory notes (the "Notes") to be issued by the Company and unconditionally and irrevocably guaranteed by the Guarantors. The Notes will be issued either in physical bearer form or book-entry form. Notes in book-entry form will be represented by master notes registered in the name of a nominee of The Depository Trust Company ("DTC") and recorded in the book-entry system maintained by DTC. The promissory notes shall (a) be issued in denominations of not less than $100,000; (b) have maturities not exceeding 270 days from the date of issue; and (c) not contain any condition of redemption or right to prepay. The Notes shall be unconditionally and irrevocably guaranteed by the Guarantors pursuant to the Guarantee dated February 6, 1995. Such notes, including the master notes, shall hereinafter be referred to as "Commercial Paper" or "Notes."

     1. (a) The Company represents and warrants to GSMM LP that: (i) the Company has been duly organized and is validly existing as a corporation in good standing under the laws of Hawaii; (ii) this Agreement and the depositary agreement dated as of April 6, 1989, and amended as of February 10, 1995, between the Company and The First National Bank of Chicago (the "Depositary"), a copy of which has been provided to GSMM LP, (the "Depositary Agreement") have been duly authorized, executed and delivered by the Company and each constitutes the valid and legally binding obligation of the Company enforceable in accordance with its respective terms subject to any applicable law relating to or affecting indemnification for liability under the securities laws; (iii) the Notes have been duly authorized and, when issued and duly delivered in accordance with the Depositary Agreement, will constitute the valid and legally binding obligations of the Company, enforceable in accordance with their terms;
(iv) the Information Memorandum (including any documents incorporated by reference therein), attached hereto as Exhibit A and incorporated herein by reference, except insofar as any information therein relates to GSMM LP in its capacity as dealer hereunder, does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; (v) the Notes and the Guarantee will be exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to
Section 3(a)(3) thereunder; and (vi) the Company is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          (b) Each Guarantor represents and warrants to GSMM LP that (i) the representations and warranties of the Company in paragraph l(a) above are true and correct, (ii) it has taken all action and has full power to enter into this agreement and to issue and deliver the Guarantee, (iii) the Guarantee will constitute the legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, and (iv) such Guarantor is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (c) Each sale of a Note by the Company under this Agreement shall constitute an affirmation that the foregoing representations and warranties remain true and correct at the time of sale, and will remain true and correct at the time of delivery, of such Note.

     2. GSMM LP may, from time to time, but shall not be obligated to, purchase Commercial Paper from the Company.

     3. With the delivery of this Agreement, each of the Company and the Guarantors shall furnish to GSMM LP, and from time to time thereafter may furnish to GSMM LP, a certificate (an "Incumbency Certificate") signed by the Secretary or an Assistant Secretary of the Company or by an appropriate officer of the Guarantor, as the case may be. The Company's Incumbency Certificate shall certify the incumbency and contain specimen signatures of the officers of the Company who are authorized to sign Commercial Paper and to give instructions and notices, or otherwise to act, on behalf of the Company hereunder ("Authorized Company Representatives"). Each Guarantor's Incumbency Certificate shall certify the incumbency and contain specimen signatures of the officers of the Guarantor who are authorized to sign the Guarantee and to give instructions and notices, or otherwise act, on behalf of the Guarantor hereunder ("Authorized Guarantor Representatives"). Until GSMM LP receives a subsequent Company Incumbency Certificate, or Guarantor Incumbency Certificate, GSMM LP shall be entitled to rely on the last such Incumbency Certificate delivered to GSMM LP for purpose of determining the proper Authorized Company Representatives and the Authorized Guarantor Representatives.

     4. Prior to the initial issuance of Commercial Paper, the Company and the Guarantors shall have supplied GSMM LP with an opinion of counsel addressing the matters set forth in paragraph 1 above, other than clause (iv) thereof, such other matters as GSMM LP shall reasonably request, such opinion to be in form and substance satisfactory to GSMM LP.

     5. All transactions in Commercial Paper between GSMM LP and the Company shall be in accordance with the custom and practice in the commercial paper market. In accordance with such custom and practice, the purchase of Commercial Paper by GSMM LP shall be negotiated verbally between GSMM LP personnel and the authorized representative of the Company. Such negotiation shall determine the principal amount of Commercial Paper to be sold, the discount rate or interest rate applicable thereto, and the maturity thereof. GSMM LP's fee for such sales shall be included in the discount rate with respect to Commercial Paper issued at a discount, or stated separately as a fee, in the case of Commercial Paper bearing interest. GSMM LP shall confirm each transaction made with the Company in writing in GSMM LP's customary form. Delivery and payment of Commercial Paper shall be effected in accordance with the Issuing Agreement.

     6. GSMM LP shall pay for the Notes purchased by GSMM LP in immediately available funds on the business day such Notes, executed in a manner satisfactory to GSMM LP, are delivered to GSMM LP in the case of physical bearer Notes, or in the case of book-entry Notes, on the business day such Notes are credited to GSMM LP's Participant Account at The Depository Trust Company. Payment shall be made in any manner permitted in the Depositary Agreement. The amount payable by GSMM LP to the Company shall be (i) in the case of discount Notes, the face value thereof less the original issue discount and less the compensation payable to GSMM LP and (ii) in the case of interest to follow Notes, the face value thereof less the compensation payable to GSMM LP.

     7. The Company and the Guarantors will supply to GSMM LP on a continuing basis three copies of all audited annual reports and unaudited quarterly reports of the Company, three copies of all audited annual reports and unaudited reports filed by a Guarantor pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, and three copies of all reports mailed by a Guarantor to its public shareholders, plus such other information as GSMM LP may reasonably request. The Company and the Guarantors understand that GSMM LP may use such annual and quarterly reports and shareholder reports to prepare the Information Memorandum concerning the Company and the Guarantors. The Company and the Guarantors expressly consent to the use of such publicly available information. The Company and the Guarantors further undertake to supply copies of any such reports when requested by any Commercial Paper customer of GSMM LP. The Company and the Guarantors further agree, as permitted by law, to notify GSMM LP promptly upon the occurrence of any event or other development, the result of which causes the Information Memorandum or the Company's or a Guarantor's annual or quarterly reports to include an untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

     8. (a) The Company and the Guarantors agree, jointly and severally, to indemnify and hold harmless GSMM LP and its affiliates and each of the partners, officers, directors, employees and agents of GSMM LP or its affiliates, and each person who controls GSMM LP or such affiliate within the meaning of the Act or the Exchange Act (collectively, the "Indemnitees"), against any and all losses, claims, damages, liabilities or expenses, joint or several, to which any Indemnitee may become subject, under the Act, the Exchange Act, or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of material fact contained in the Information Memorandum (including any documents incorporated by reference therein), or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, or any breach of its agreements contained in this Agreement, and the Company and the Guarantors further agree, jointly and severally, to reimburse each Indemnitee for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability, expense or action; provided, however, that neither the Company nor a Guarantor will be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon any such untrue statement or omission contained in the Information Memorandum which relates to GSMM LP in its capacity as dealer hereunder.

          (b) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph 8(a) is for any reason held unavailable (otherwise than in accordance with the provision stated therein), the Company and the Guarantors shall contribute to the aggregate costs of satisfying any loss, damage, liability or expense sought to be charged against or incurred by any Indemnitee in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and GSMM LP on the other from the offering of the Notes. For purposes of this paragraph 8(b), the "relative benefits" received by the Company shall be equal to the aggregate proceeds received by the Company from Notes sold pursuant to this Agreement and the "relative benefits" received by GSMM LP shall be equal to the aggregate commissions and fees earned by GSMM LP hereunder.

     9. This Agreement may be terminated by either party upon one business day's notice to the other party. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.


If the foregoing accurately reflects our agreement, please sign the enclosed copy of this letter in the space provided below and return it to the undersigned.


     The parties hereto have caused the execution of this Agreement on the date first provided above.


                    California and Hawaiian Sugar Company, Inc.

                    By: /s/ Jerrold D. Dotson
                    Title: Vice President, Chief Financial
                    Officer and Treasurer



                    Alexander & Baldwin, Inc.

                    By: /s/ Thomas A. Wellman
                    Title: Assistant Controller



                    A & B-Hawaii, Inc.

                    By: /s/ Thomas A. Wellman
                    Title: Controller



                    Goldman Sachs Money Markets, L.P.
                    a Delaware limited partnership

                    By: GSMM Corp.,
                        as sole general partner

                    By: /s/ J. P. Heanue
                        GSMM Corp. Officer